Exhibit 99.1
                       Press Release Dated April 19, 2004

                                  NEWS RELEASE
                                 APRIL 19, 2004

        FARMERS CAPITAL BANK CORPORATION ANNOUNCES FIRST QUARTER EARNINGS

Frankfort, Kentucky - Farmers Capital Bank Corporation reported net income of $3,508,000 for the first three months of 2004, a decrease of $85,000 or 2.4% compared to $3,593,000 for the same period in 2003. Basic and diluted net income per share was $.52 for the current quarter, a decrease of $.01 or 1.9% compared to $.53 a year earlier. The 1.9% decrease in net income per share is 50 basis points better than the 2.4% decrease reported in dollar terms due to the effect of fewer common shares outstanding pursuant to the Company's stock purchase program.

Net interest income for the current quarter was $10.3 million, an increase of $293 thousand or 2.9% compared to the same period a year earlier and represents the highest level of quarterly net interest income since the fourth quarter of 2001. This is significant since 2001 was the year in which the Federal Reserve Board cut the federal funds rate eleven times, leading to the lowest overall market interest rates in recent history. For the Company, this has resulted in lower net interest margins as, in general, rates earned on earning assets have decreased more rapidly than rates paid on interest bearing liabilities.

Offsetting the increase in net interest income was a $79 thousand or 1.9% decrease in noninterest income coupled with a $543 thousand or 5.9% increase in noninterest expenses. The decrease in noninterest income is primarily attributed to a $145 thousand or 76.7% decrease in gains on the sale of mortgage loans due to lower origination activity and a $65 thousand or 44.2% decrease in gains on the sale of investment securities. The increase in noninterest expenses is primarily attributed to a $326 thousand or 6.4% increase in salaries and employee benefits. Employee benefits account for $274 thousand of the increase. A significant portion of this increase relates to the new postretirement health insurance coverage initiated late in the first quarter of 2003. The effective income tax rate declined to 20.0% from 23.5% in the three month comparison on a decline in income tax expense of $224 thousand or 20.3%.

Farmers Capital Bank Corporation is a financial holding company headquartered in Frankfort, Kentucky. The Company operates 23 banking locations in 13 communities throughout Kentucky, a leasing company, a data processing company, and an insurance agency. Its stock is publicly traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) SmallCap Market tier, under the symbol: FFKT.

Consolidated Financial Highlights
(In thousands except per share data)
----------------------------------------------------------------------------
                                                        THREE MONTHS ENDED
                                                            MARCH 31,
                                                       2004            2003
----------------------------------------------------------------------------

Interest income                                    $ 14,739        $ 15,508
Interest expense                                      4,394           5,456
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   Net interest income                               10,345          10,052
----------------------------------------------------------------------------
Provision for loan losses                               365             385
----------------------------------------------------------------------------
   Net interest income after provision
   for loan losses                                    9,980           9,667
----------------------------------------------------------------------------
Noninterest income                                    4,087           4,166
Noninterest expenses                                  9,682           9,139
----------------------------------------------------------------------------
   Income before income tax expense                   4,385           4,694
----------------------------------------------------------------------------
Income tax expense                                      877           1,101
----------------------------------------------------------------------------
   Net income                                      $  3,508        $  3,593
----------------------------------------------------------------------------

Per common share:
Net income - basic                                 $    .52        $    .53
Net income - diluted                                    .52             .53
Cash dividend declared                                  .33             .32

Weighted average shares outstanding - basic           6,723           6,764
Weighted average shares outstanding - diluted         6,784           6,798



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                                    Farmers Capital Bank Corporation Page 1 of 2

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Consolidated Financial Highlights (continued)
(In thousands except per share data)
-------------------------------------------------------------------------------
                                                       Three Months Ended
                                                           March 31,
                                                          2004            2003
-------------------------------------------------------------------------------

Cash and cash equivalents                          $   102,690     $    97,807
Investment securities                                  377,296         325,147
Loans, net of allowance of $11,294 (2004)
 and $11,129 (2003)                                    765,601         727,115
Other assets                                            62,135          66,335
-------------------------------------------------------------------------------
Total assets                                       $ 1,307,722     $ 1,216,404
-------------------------------------------------------------------------------

Deposits                                           $ 1,028,401     $   960,244
Federal funds purchased and securities sold
 under agreements to repurchase                         86,186          54,839
Other borrowings                                        54,059          66,811
Other liabilities                                       10,440          10,090
-------------------------------------------------------------------------------

Total liabilities                                    1,179,086       1,091,984
-------------------------------------------------------------------------------

Shareholders' equity                                   128,636         124,420
-------------------------------------------------------------------------------

Total liabilities and shareholders' equity         $ 1,307,722     $ 1,216,404
-------------------------------------------------------------------------------

End of period book value per share1                $     19.12     $     18.50
End of period share value                                35.00           32.00
End of period dividend yield2                             3.77%           4.00%

AVERAGES FOR THE THREE MONTHS ENDED MARCH 31,             2004            2003
-------------------------------------------------------------------------------

Assets                                             $ 1,288,109     $ 1,244,535
Deposits                                             1,019,466         964,574
Loans, net of unearned interest                        764,161         736,039
Shareholders' equity                                   127,252         124,989

Return on average assets                                  1.10%           1.17%
Return on average equity                                 11.09%          11.66%
-------------------------------------------------------------------------------
1 Represents total equity divided by the number of shares outstanding at the end of the period.
2 Represents current annualized dividend declared divided by the end of period share value.


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